SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  August 9, 2005

SOFTBRANDS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51118	41-2021446
(State or other jurisdiction or incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two Meridian Crossings, Suite 800 Minneapolis, Minnesota		55423
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code:  (612) 851-1500

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

On August 9, 2005, but effective January 1, 2005, and upon recommendation of its Compensation Committee, the Board of Directors of SoftBrands, Inc. increased the annual retainer fee payable to the Chairman of its Audit Committee from $6,000 to $12,000 and also awarded a bonus fee of $6,000 to the Chairman of the Audit Committee for services performed during the 2004 fiscal year.

On August 9, 2005, and upon recommendation of its Compensation Committee, the Board of Directors of SoftBrands, Inc. established the fees payable to the chairman and members of its newly created Special Committee on Technology at $1,000 per meeting associated with a Board of Directors meeting, and $1,500 per meeting independent of a Board of Directors meeting, and provided for an annual retainer fee of $6,000 for the Chairman of such Committee.

Item 5.02.  Departure of Directors or Principal Officers; Appointment of Principal Officers

(d)(3) On August 9, 2005, the Board of Directors of SoftBrands, Inc. created a Special Committee on Technology and appointed W. Douglas Lewis as Chairman and a member of such Committee.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  August 11, 2005

SOFTBRANDS, INC.

/s/ David G. Latzke
David G. Latzke, Senior Vice President, Chief
Financial Officer and Secretary